EXHIBIT 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Current Report on Form 8-K/A of Symmetricom, Inc. of our report dated February 14, 2002 included in Symmetricom’s Registration Statement on Form S-4 (No. 333-97781) dated September 13, 2002 relating to the financial statements of Datum Inc. as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001. We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Reg. No. 333-101440, 333-100755, 333-97599, 333-53180, 333-38616, 333-68969 and 33-57163) of Symmetricom, Inc. of our report dated February 14, 2002 relating to the financial statements of Datum Inc. as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, which appears in Symmetricom’s Registration Statement on Form S-4 (No. 333-97781) dated September 13, 2002, which is incorporated by reference in this Current Report on Form 8-K/A of Symmetricom, Inc.

/s/    PricewaterhouseCoopers LLP

Orange County, California
December 18, 2002